UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

SYNTHETIC FIXED-INCOME SECURITIES, INC. ON BEHALF OF:

STRATSSM TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-1

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32527	52-2316339
(Commission File Number)	(I.R.S. Employer Identification No.)

Synthetic Fixed-Income Securities, Inc.
301 South College Street, DC-8
Charlotte, North Carolina	28288
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-214-6289

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
STRATSSM Certificates, Series 2005-1	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

The STRATSSM TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-1, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of September 26, 2003 (the (“Base Trust Agreement”), as supplemented by the STRATSSM Certificates Series Supplement 2005-1 in respect of the Trust dated as of June 13, 2005 (the “Series Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”), each between Synthetic Fixed-Income Securities, Inc., as trustor, and U.S. Bank Trust National Association, as trustee and securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Trust Agreement.

Section 8 - Other Events

Item 8.01 Other Events.

On March 22, 2021, Synthetic Fixed-Income Securities, Inc. surrendered 880 STRATSSM Certificates, Series 2005-1 held by it having an aggregate stated amount equal to $880,000 to the Trust in exchange for a distribution of Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034, having a principal balance equal to $880,000 in accordance with the optional exchange provisions of Section 39 of the Series Supplement.

After giving effect to the above exchange of Certificates, as of the close of business on March 22, 2021, $4,785,000 aggregate principal amount of Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034 are held by the Trust, and 4,785 Certificates representing $4,785,000 aggregate Certificate Principal Balance are outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

By:	/s/ Barbara Garafalo
	Name:	Barbara Garafalo
	Title:	President

Date: March 22, 2021

3